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                                   EXHIBIT 21

                         SUBSIDIARIES OF THE REGISTRANT


Parent
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Westwood Homestead Financial Corporation


                                         Percentage               State of
Subsidiaries (1)                           Owned               Incorporation
----------------                           -----               -------------

Westwood Homestead Savings Bank            100%                 United States



















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(1)      The operations of the subsidiary are included in the consolidated financial statements contained in the annual report to stockholders attached hereto as an exhibit.